Exhibit 10.22

                 AMENDED AND RESTATED JOINT MARKETING AGREEMENT




THIS AMENDED AND RESTATED JOINT MARKETING AGREEMENT (the "Agreement"), dated as of July 1, 1997 is between ALLIN COMMUNICATIONS CORPORATION ("Allin"), a Delaware corporation with its principal offices at 300 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220, and ELECTRONIC DATA SYSTMES CORPORATION ("EDS"), a Delaware corporation with offices at 5400 Legacy Drive, Plano, Texas 75024.

WHEREAS, Allin and EDS entered into that certain Joint Marketing Agreement dated January 1, 1997 (the "Original Marketing Agreement"); and

WHEREAS, Allin and EDS desire to amend and restate the Original Marketing Agreement in its entirety as set forth below; and

NOW, THEREFORE, Allin and EDS hereby agree as follows:

1.  Intent of Parties.  EDS' Global Travel Services Industry Strategic
    ------------------
    Business Unit ("GTSI Business Unit") and Allin desire to establish an arrangement whereby each party will cooperate with the other to enhance their respective abilities to market their respective businesses which may include jointly marketing the Allin Media and Information Platform (the "Allin Platform"), which platform is a client/server environment and resides upon the Windows NT operating system and utilizes the Microsoft SQL server database engine and Allin's interactive television and digital imaging applications are designed as direct extensions of the Microsoft BackOffice suite.


2.  Agreement.  During the term of this Agreement, EDS and Allin will have the
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    rights and obligations set out in this Agreement.


3.  Term.  The term of this Agreement will commence of the date of this
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    Agreement (the "Effective Date"), and will end on the ten year anniversary of the Effective Date, unless earlier terminated in accordance with the provisions of this Agreement.


4.  Marketing Activities.  The GTSI Business Unit may market the Allin Platform
    --------------------
    during the term of this Agreement for interactive television prospects and corporate and consumer digital photography prospects in the travel services industries and may propose the Allin Platform to all such prospects for whom the GTSI Business Unit believes that the Allin Platform is appropriate.


5.  Payments.  If EDS identifies a potential prospect for the Allin Platform,
    ---------
    the parties will meet to discuss, in good faith, appropriate compensation for EDS, and related software licensing, service and maintenance agreements. If Allin identifies a potential prospect for EDS services, the parties will meet to discuss, in good faith, appropriate compensation for Allin. Notwithstanding the foregoing, Allin recognizes that EDS is in the business of providing information technology services to its customers and the parties agree and acknowledge that the requirements of certain third-party customers may necessitate use of a media and information platform other than the Allin Platform.


6.  Confidentiality.  Each party agrees that during the term of this Agreement
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    and for a period of two (2) years thereafter, such party shall use the same means it uses to protect its own confidential proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of both (i) written information received from the other party which is marked or identified as confidential, and (ii) oral or visual information identified as confidential at the time of disclosure which is summarized in writing and provided to the other party in such written form promptly after such oral or visual disclosure ("Confidential
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    Information"). The foregoing shall not prevent either party from disclosing
    Confidential Information which belongs to such party or is (i) already known by the recipient party without an obligation of confidentiality other than under this Agreement, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party, (iv) independently developed by the recipient party by persons without access to or use of the other party's Confidential Information, (v) disclosed without similar restrictions to a third party by the party owning Confidential Information, (vi) approved by the other party for disclosure, or (vii) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure. Each party represents that is has the right to disclose information that it has made and will make available to the other hereunder. All tangible forms of Confidential Information owned by a part will be returned to the owner or destroyed upon expiration or termination of this Agreement. In addition to the foregoing, EDS and Allin acknowledge and agree that all strategies, techniques, concepts, materials, and ideas developed jointly or individually by either party in connection with this Agreement shall be deemed "Joint Confidential Information" if so designated by either party. Such Joint Confidential Information shall be subject to the terms of this Section 7 unless otherwise agreed to by the parties in writing.


7.  Termination.  Either party shall be entitled to terminate this Agreement
    ------------
    at any time upon thirty (30) days prior written notice to the other party.

8.  Media Releases.  All media releases, public announcements and public
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    disclosures by Allin or EDS or their respective employees or agents relating to this Agreement including without limitation promotional or marketing material (but not including any announcement intended solely for internal distribution at Allin or EDS, as the case may be) shall be coordinated with and approved by Allin and EDS prior to the release thereof. In addition, any information regarding EDS or describing the relationship between EDS and Allin to be included in any offering materials, registration statements, or other related materials is subject to EDS' written approval prior to its use.


9.  Governing Law.  This Agreement shall be governed by and construed in
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    accordance with the laws, other than choice of law rules, of the
    Commonwealth of Pennsylvania.


10. Force Majeure.  Each party shall be excused from performance hereunder for
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    any period and to the extent that it is prevented from performing pursuant hereto, in whole or in part, as a result of delays caused by the other or third parties or an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment.


11. Binding Nature and Assignment.  This Agreement shall be held binding on the
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    parties hereto and their respective successors and assigns, but neither party may, nor shall have the power to, assign this Agreement without the prior written consent of the other.


12. Employees.  Unless otherwise agreed to in writing, the parties hereto
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    agree that  during the term of this Agreement and for a period of two (2)
    years after the expiration or termination of this Agreement, neither party shall employ nor solicit for employment any person or persons employed by the other, working under the Agreement or any contract and/or subcontract that may be awarded as a result of this Agreement.


13. No Third Party Beneficiary.  Nothing in this Agreement may be relied upon or
    ---------------------------
    shall benefit any party other than the parties hereto.


14. Relationship of Parties.  Each of the parties will act as, and will be,
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    independent in all aspects of their performance of this Agreement. Neither party will act or have authority to act as an agent for the other party for any purpose whatsoever. Except as expressly provided in this Agreement, nothing will constitute either party as agent for the other or either party the authority to make representations or agreements on behalf of the other, and each party covenants not to make any representations or to take any actions inconsistent with the foregoing. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership,
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    pooling arrangement, contractor arrangement or other formal business entity or fiduciary relationship between EDS and Allin, and nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either Allin or EDS under this Agreement.


15. Notices.  All notices, requests, claims, demands, designations, approvals,
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    consents, acceptance and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered personally, (b) sent by express delivery services or certified mail, postage prepaid, or (c) sent by facsimile, together with a hard copy by express delivery service, to the parties at the addresses or facsimile numbers, as the case may be, as follows:



    If to EDS:



    Electronic Data Systems Corporation
    5400 Legacy Drive
    Mailstop H3-6C-71
    Plano, Texas 75024
    Attention:  Division Vice President - Operations
    Global Travel Services Industry
    Facsimile Number: (972) 605-2060



    If to Customer:



    Allin Communications Corporation
    300 Greentree Commons
    381 Mansfield Avenue
    Pittsburgh, Pennsylvania 15220
    Attention: President

    Facsimile Number:  (412) 928-0887

All notices and other communications under this Agreement that are given as provided in this Section, (a) if delivered personally, will be deemed given on the date it is delivered, (b) if sent by express delivery service or certified mail, will be deemed given on the date it is received and (c) if sent by facsimile, will be deemed given on the date it is sent (so long as the sender receives confirmation of transmission and a hard copy is sent by express delivery service or certified mail, postage prepaid, in the manner herein provided). Either party from time to time may change its address, facsimile number or designee for notification purposes by giving the other party notice of the new address, facsimile number, or designee and the date upon which it will become effective.


16. Entire Agreement.  This Agreement amends and restates the Original Marketing
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    Agreement in its entirety. This Agreement, including any Schedules or
    Exhibits referred to herein and attached hereto, each of which is incorporated in this Agreement for all purposes, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and there are no representations, understandings or agreements relating to this Agreement which are not fully expresses herein. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.
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IN WITNESS WHEREOF, EDS and Allin have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date set forth above.


ELECTRONIC DATA SYSTEMS                    ALLIN COMMUNICATIONS
CORPORATION                                CORPORATION


By:  /s/ William Richard             By: /s/ Richard W. Talarico
  --------------------------------      ----------------------------------

Title: Division Vice President       Title: Chief Executive Officer
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Date: August 11, 1997                Date: July 18, 1997
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